As filed with the Securities and Exchange Commission on March 28, 2012.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

Under

Securities Act of 1933

_______________________

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

_______________________

MARYLAND	36-4150422
(State of incorporation)	(I.R.S. employer identification number)

200 EAST RANDOLPH DRIVE

CHICAGO, ILLINOIS 60601

(Address of principal executive offices, including zip code)

JONES LANG LASALLE INCORPORATED

DEFERRED COMPENSATION PLAN

(Full title of the plan)

MARK J. OHRINGER

EXECUTIVE VICE PRESIDENT AND SECRETARY

JONES LANG LASALLE INCORPORATED

200 EAST RANDOLPH DRIVE

CHICAGO, ILLINOIS 60601

(312) 782-5800

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller Reporting Company ☐

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CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Jones Lang LaSalle Incorporated(2)	$30,000,000	N/A	$30,000,000	$34381

(1) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(h) under the Securities Act.

(2) The Jones Lang LaSalle Incorporated Deferred Compensation Plan obligations are unsecured obligations of Jones Lang LaSalle Incorporated to pay deferred compensation in the future in accordance with the Jones Lang LaSalle Incorporated Deferred Compensation Plan.

REGISTRATION OF ADDITIONAL SECURITIES

The Company is filing this registration statement to register $30,000,000 of additional interests in the Jones Lang LaSalle Deferred Compensation Plan (the “Plan”). Pursuant to General Instruction E of the instruction to Form S-8, the Registrant hereby incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 related to the Plan (File No. 333-110366).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following information is provided pursuant to General Instruction E of Form S-8.

ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibit
4.1	Jones Lang LaSalle Incorporated Deferred Compensation Plan Amended and Restated as of January 1, 2009
4.2	First Amendment to Deferred Compensation Plan dated as of December 15, 2011

5	Opinion of Mark. J. Ohringer, Esq.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in the Opinion of Mark J. Ohringer, Esq., Exhibit 5)
24	Power of Attorney (included in signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on March 28. 2012.

JONES LANG LASALLE INCORPORATED
By: Name: Title:	/s/ Lauralee E. Martin Lauralee E. Martin Executive Vice President and Chief Operating and Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin Dyer, Lauralee E. Martin and Mark J. Ohringer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE

/s/ Colin Dyer Colin Dyer	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lauralee E. Martin Lauralee E. Martin	Executive Vice President, Chief Operating and Financial Officer and Director (Principal Financial Officer)

/s/ Mark K. Engel Mark K. Engel	Controller (Principal Accounting Officer)

/s/ Sheila A. Penrose Sheila A. Penrose	Chairman of the Board of Directors and Director

SIGNATURE	TITLE

/s/ Hugo Bagué Hugo Bagué	Director

/s/ Darryl Hartley-Leonard Darryl Hartley-Leonard	Director

/s/ DeAnne Julius DeAnne Julius	Director

/s/ Ming Lu Ming Lu	Director

/s/ Martin H. Nesbitt Martin H. Nesbitt	Director

/s/ David B. Rickard David B. Rickard	Director

/s/ Roger T. Staubach Roger T. Staubach	Director

/s/ Thomas C. Theobald Thomas C. Theobald	Director